Exhibit 99.1

NEWS RELEASE

Kimbell Royalty Partners, LP Closes Mineral and Royalty Acquisition from EnCap Investments L.P.; Provides 2019 Guidance

FORT WORTH, Texas, March 25, 2019 — Kimbell Royalty Partners, LP (NYSE: KRP) (“Kimbell”) today announced that it has closed the previously announced purchase of certain oil and gas royalty assets from EnCap Investments L.P. (“EnCap”) for 9.4 million newly issued units in Kimbell Royalty Operating, LLC valued at approximately $171.6 million (the “Acquisition”).  Kimbell is entitled to the cash flow from production attributable to the Acquisition beginning on and after January 1, 2019.  Revenues and certain other operating statistics under generally accepted accounting principles (“GAAP”) will be recorded for the Acquisition beginning on the closing date of March 25, 2019.

The Acquisition includes oil and natural gas mineral and royalty interests previously controlled by EnCap through Phillips Energy Partners, Phillips Energy Partners II and Phillips Energy Partners III and is expected to be immediately accretive to distributable cash flow per unit.  The Acquisition includes a diversified package of royalty interests with approximately 77% of revenues from oil and natural gas liquids and over 64% of production (6:1) from the Eagle Ford Shale, Permian Basin, Haynesville Shale and Powder River Basin.  The Acquisition also adds approximately 1,600 Boe/d of production (6:1), as well as seventeen rigs that are actively drilling on the acreage.  In addition, the Acquisition adds approximately 12,200 net royalty acres, increasing Kimbell’s total net royalty acre position by 9% to 144,100 net royalty acres across the continental U.S.  Finally, the Acquisition maintains Kimbell’s five-year PDP decline rate — pro forma at approximately 12%.

“With the closing of this acquisition, we are off to a great start to 2019.  We continue to see strong activity across our acreage position as evidenced by the 90 rigs currently drilling on our acreage, which is approximately 9% of the entire U.S. lower 48 active drilling fleet.  As a result, our guidance for the second quarter through the fourth quarter of 2019, at its midpoint, implies approximately 15% percent growth from our fourth quarter 2018 average daily net production rate(1), without any incremental capital spending required.  Kimbell offers a unique investment opportunity with solid growth coupled with an approximate 9% distribution yield, which we expect to be substantially tax-free in 2019.  We remain extremely focused on executing our business plan and creating long-term value for our unitholders,” said Bob Ravnaas, Chief Executive Officer of Kimbell’s general partner.

(1)  Based on daily production of 10,066 Boe/d during the period from December 20, 2018 through year-end 2018 after giving   effect to the drop down transaction.

Kimbell Royalty Partners, LP — News Release

2019 Guidance

Below is Kimbell’s guidance for the full year of 2019. The guidance for the first quarter of 2019 reflects only seven days of production and operating statistics from the Acquisition following the closing based on management estimates, while the remaining quarters of 2019 reflect full quarters of production and operating statistics from the Acquisition based on management estimates:

Kimbell Royalty
Partners LP

Q1 2019:
Net Production - Mboe/d (6:1)	9.60 — 10.20
Oil Production - % of Net Production	22% — 26%
Natural Gas Production - % of Net Production	60% — 64%
Natural Gas Liquids Production - % of Net Production	12% — 16%

Unit Costs ($/boe)
Marketing and other deductions	$2.00 — $2.75
Depreciation, depletion and accretion expenses	$10.00 — $13.00
G&A
Cash G&A	$3.95 — $4.15
Non-Cash G&A	$1.90 — $2.25
Production and ad valorem taxes	6.0% — 8.0%

Q2 - Q4 2019:
Net Production - Mboe/d (6:1)	11.00 — 12.20
Oil Production - % of Net Production	24% — 28%
Natural Gas Production - % of Net Production	59% — 63%
Natural Gas Liquids Production - % of Net Production	11% — 15%

Unit Costs ($/boe)
Marketing and other deductions	$2.00 — $2.75
Depreciation, depletion and accretion expenses	$10.00 — $13.00
G&A
Cash G&A	$3.65 — $3.85
Non-Cash G&A	$1.60 — $1.80
Production and ad valorem taxes	6.0% — 8.0%

Kimbell Royalty Partners, LP — News Release

Taxation of Distributions Paid by Kimbell to Common Unitholders

Kimbell expects that a substantial portion of all distributions paid to common unitholders in 2019, including the distribution with respect to the fourth quarter of 2018, will be a return of capital for tax purposes.   Return of capital distributions are not taxable dividend income reportable on the recipients’ 2019 1099-DIV, but instead generally reduce the recipient’s tax basis in its units.  However, many factors may impact this assessment of the extent to which our distributions are currently taxable, including changes in commodity prices, future acquisitions and changes in tax law.  No assurances can be made regarding this tax treatment and investors are encouraged to consult with their tax advisor on this matter.

Forward-Looking Statements

This news release includes forward-looking statements, in particular statements relating to Kimbell’s future operating and production results and the tax treatment of Kimbell’s distributions. These and other forward-looking statements involve risks and uncertainties, including risks and uncertainties relating to Kimbell’s business, prospects for growth and acquisitions and the securities markets generally.  Except as required by law, Kimbell undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this news release. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Kimbell’s filings with the Securities and Exchange Commission (the “SEC”).  These include risks that the anticipated benefits of the Acquisition are not realized, as well as risks inherent in oil and natural gas drilling and production activities, including risks with respect to low or declining prices for oil and natural gas that could result in downward revisions to the value of proved reserves or otherwise cause operators to delay or suspend planned drilling and completion operations or reduce production levels; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in oil and natural gas prices; risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; risks relating to delays in receipt of drilling permits; risks relating to unexpected adverse developments in the status of properties; risks relating to the absence or delay in receipt of government approvals or third-party consents; risks relating to acquisitions, dispositions and drop downs of assets; risks relating to Kimbell’s ability to realize the anticipated benefits from and to integrate acquired assets, including the assets acquired in the Acquisition; risks relating to tax matters; and other risks described in Kimbell’s Annual Report on Form 10-K and other filings with the SEC, available at the SEC’s website at www.sec.gov. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release.

Kimbell Royalty Partners, LP — News Release

About Kimbell Royalty Partners

Kimbell (NYSE: KRP) is an oil and gas mineral and royalty limited partnership based in Fort Worth, Texas. Kimbell is managed by its general partner, Kimbell Royalty GP, LLC.  Kimbell owns mineral and royalty interests in approximately 13 million gross acres in 28 states and in every major onshore basin in the continental United States, including ownership in more than 92,000 gross producing wells with over 39,000 wells in the Permian Basin. To learn more, visit http://www.kimbellrp.com.

Contact:

Rick Black

Dennard Lascar Investor Relations

krp@dennardlascar.com

(713) 529-6600